               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To Certificateholders

Distribution Date:  September 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          351,120,473.28
TOTAL PRINCIPAL:                                           5,695,497.13
PREPAYMENTS:                                               5,202,242.05
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,450,726.43

LOAN GROUP 2 PRINCIPAL BALANCE:                          168,645,654.17
TOTAL PRINCIPAL:                                           2,257,484.40
PREPAYMENTS:                                               2,138,716.60
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,418,829.49


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  21,519,974.13

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      148,673.32      122,641.61
SERVICING FEES GROUP 2:                       71,209.64       62,866.46

GUARANTEE FEES DUE GROUP 1:                                  953,406.67
GUARANTEE FEES DUE GROUP 2:                                  230,191.66
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To Certificateholders



Distribution Date:  September 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.7875%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8875%

-----------------------------------------------------------------------------------


DELINQUENT AND                                                             LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1  11,100,425.96   3,688,542.42  4,669,699.04     0.00
NUMBER OF LOANS                        235             59            86        0

PRINCIPAL BALANCE - GROUP 2   3,566,938.13   1,723,392.38  2,220,914.67     0.00
NUMBER OF LOANS                         57             23            27        0

AGGREGATE PRINCIPAL BALANCE  14,667,364.09   5,411,934.80  6,890,613.71     0.00
AGGREGATE NUMBER OF LOANS              292             82           113        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           40

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        2,080,696.23

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                            8

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                          663,381.46

REO LOANS - GROUP 1:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                        0.00

REO LOANS - GROUP 2:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                        0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  September 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company